                                                                      Exhibit 21


                    MAJOR SUBSIDIARIES OF LAFARGE CORPORATION

       The following indicates the corporate names (and all other significant names, if any, under which business is conducted) and jurisdictions of incorporation of the subsidiaries of Lafarge Corporation, all of which are wholly owned or majority owned. Indirect subsidiaries of Lafarge Corporation are indented and listed following their direct parent corporations.

NAME(s)                                                                JURISDICTION OF INCORPORATION
-------                                                                -----------------------------
American Transport Leasing, Inc.                                                Delaware
Cement Transport, Ltd.                                                          North Dakota
Friday Harbor Sand & Gravel Co.                                                 Washington
International Atlantins Insurance Company                                       Vermont
Lafarge Dakota Inc.                                                             North Dakota
Lafarge Florida Inc.                                                            Florida
National Minerals Corporation                                                   Minnesota
Systech Environmental Corporation                                               Delaware
Tews Company                                                                    Delaware
Walter N. Handy Co., Inc.                                                       Missouri
Lafarge Canada Inc.                                                             Canada
         Allan G. Cook Limited                                                  Ontario
         Gestion Carim Inc.                                                     Quebec
         International Atlantins Agencies Inc.                                  British Columbia
         Johnson Concrete & Material Ltd.                                       Saskatchewan
         Lulu Transport Inc.                                                    British Columbia
         N C Rubber Products Inc.                                               Ontario
         North Western Concrete Limited                                         Ontario
         Quality Ready-Mix Limited                                              Ontario
         Re-Wa Holdings Ltd.                                                    Alberta
         Richvale York Block Inc.                                               Ontario
         Les sablieres Forestville Inc.                                         Quebec
         Standard Paving Maritime Limited                                       Nova Scotia
         Valley Rite-Mix Ltd.                                                   British Columbia

Lafarge Corporation also does business under the following names: Florida Portland Cement Company, Lafarge Construction Materials, Lafarge Gypsum, Trinity Portland Cement Company.

Lafarge Canada Inc. also does business under the following names: Alberta Concrete Products, Apex Gravel, Bestpipe, Brunswick Ready Mix Concrete, Canada Concrete, Capital Concrete, Challenge Concrete, Champion Concrete, Cinq Concrete, Coldstream Concrete, Columbia Concrete, Conmac Western Industries, Consolidated Sand & Gravel Company, Construction Chemicals, Country Building Supplies, Crown Equipment, Crown Paving and Engineering, Duracon, Forbes Ready Mix, Francon-Lafarge, Guelph Sand and Gravel, Great Lakes Flyash, High River Concrete, Johnston Ready Mix, Lafarge Concrete, Lafarge Construction Materials, Lethbridge Concrete Products, Manitoulin Precast, Maritime Cement, Masonry Products, Nelson Aggregate Co., O.K. Construction Materials, Permanent-Lafarge, Red-D-Mix Block, Redmond Sand & Gravel, Richvale - McCord, Richvale - York, Rocky Mountain Precast, Spartan Explosives, Standard Aggregates, Standard Asphalt, Supercrete, Trans-Alta Flyash.

Information regarding 60 additional subsidiaries of the Registrant has been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X [17 CFR 210.1-02(v)].